                                                                    Exhibit 10.4

                                  ZYMOGENETICS

                                October 17, 2005

VIA FAX (615 844 1281) AND FEDERAL EXPRESS

Dr. Samuel Lynch
President and CEO
BioMimetic Therapeutics, Inc.
389-A Nichol Mill Lane
Franklin, TN 37067

Dear Dr. Lynch:

          I am writing to summarize the recent discussions between you and Dr.
Bruce Carter. ZGEN and BMTI desire to clarify Sublicense Fees payable by BMTI to
ZGEN under their Exclusive Patent License Agreement dated March 28, 2001 (the
"2001 License Agreement") with regard to the 2003 sublicense granted by BMTI to
Luitpold, in accordance with the terms described below.

          With regard to the Exclusive Sublicense Agreement and Research,
Development and Marketing Agreement, both dated December 9, 2003, between BMTI and Luitpold Pharmaceuticals, Inc. (the "Luitpold Transaction"), ZGEN and BMTI
agree that the total amount of Sublicense Fees payable by BMTI to ZGEN under
Section 4.7 of the 2001 License Agreement shall be **, payable within ten (10)
days after first marketing approval of BMTI's periodontal product, GEM 21S(R)
System.

          For clarity, the parties agree that such amount shall be in addition to the ** Minimum Milestone Fee, payable by BMTI to ZGEN under Section 4.5(4) of the 2001 License Agreement, payable within thirty (30) days after first marketing approval of BMTI's periodontal product, GEM 21S.

          The foregoing is acceptable to ZGEN on the condition that:

     o    GEM 21S is deemed to be a Single Agent Product and is not a Bundled
          Product;

     o    the royalty rate for GEM 21S shall be ** of Net Sales by Luitpold,
          BMTI and its affiliates and other sublicensees; and

     o    the royalty obligation for GEM 21S expires on 16 February 2010
          (subject to any Hatch-Waxman extension of a ZGEN patent following FDA approval of GEM 21S).

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

If you agree with the above terms, please indicate by signing below on the copy of this letter and returning to me.

                                    Sincerely,

                                    /s/ Suzanne M. Shema
                                    --------------------------------------------
                                    Suzanne M. Shema
                                    Senior Vice President, Intellectual Property
                                    and Legal Affairs

cc: Mark Manner
    Earl Douglas
    Jim Lisbakken
    Bruce Carter

AGREED:

BioMimetic Therapeutics, Inc.

By: /s/ Samuel Lynch
    --------------------------
Its: President & CEO
Date: October 18, 2005